                                       FIRST STATE BANK
                                       AND TRUST COMPANY

                                       FINANCIAL REPORT

                                      DECEMBER 31, 1993

                                 INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
First State Bank and Trust Company
Franklinton, Louisiana


We have audited the accompanying balance sheets of First State Bank and Trust Company as of December 31, 1993 and 1992, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First State Bank and Trust Company as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

/s/ H. J. Lowe & Company, L.L.C.

Baton Rouge, Louisiana
January 13, 1994

                               FIRST STATE BANK AND TRUST COMPANY


                                         BALANCE SHEETS
                                    December 31, 1993 and 1992

                                                        1993             1992
                                                       -------          -------
      ASSETS

  Cash and due from banks                           $   6,277,000    $   8,531,000
  Securities held to maturity                          85,350,000       89,573,000
  Federal funds sold                                    2,550,000        3,050,000
  Loans, net                                           47,909,000       43,632,000
  Bank premises and equipment, net                      1,643,000        1,647,000
  Accrued income receivable                             1,568,000        1,769,000
  Other assets                                          1,570,000        1,852,000
                                                    -------------    -------------
                                                    $ 146,867,000    $ 150,054,000
                                                    =============    =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Interest bearing                                $ 106,614,000    $ 111,726,000
    Noninterest bearing                                20,077,000       19,577,000
                                                    -------------    -------------
                                                      126,691,000      131,303,000
  Accrued interest and other liabilities                  640,000          521,000
  Income taxes payable                                    103,000          678,000
                                                    -------------      -----------
                                                      127,434,000      132,502,000
                                                    -------------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, par value $10 per share; 100,000
    shares authorized, issued and outstanding           1,000,000        1,000,000
  Surplus                                               8,000,000        8,000,000
  Retained earnings                                    10,433,000        8,552,000
                                                    -------------     ------------
    Total stockholders' equity                         19,433,000       17,552,000
                                                    -------------     ------------
                                                    $ 146,867,000    $ 150,054,000
                                                    =============    =============
See notes to financial statements

                                        FIRST STATE BANK AND TRUST COMPANY


                                              STATEMENTS OF INCOME
                                        Three Years Ended December 31, 1993

                                                                1993             1992             1991
                                                              -------          --------         -------
Interest income on:
  Loans                                                   $   4,696,000    $   4,650,000    $   4,797,000
  Securities held to maturity                                 5,088,000        5,925,000        5,738,000
  Federal funds sold                                            156,000          254,000          673,000
                                                          -------------    -------------    -------------
                                                              9,940,000       10,829,000       11,208,000
Interest expense on:
  Deposits                                                    3,695,000        5,022,000        6,685,000
                                                          -------------    -------------    -------------
    Net interest income                                       6,245,000        5,807,000        4,523,000

Provision for possible loan losses                              364,000          545,000        1,200,000
                                                          -------------    -------------    -------------
    Net interest income after provision for
      possible loan losses                                    5,881,000        5,262,000        3,323,000
                                                          -------------    -------------    -------------
Other income:
  Service fees                                                  700,000          699,000          675,000
  Other                                                         563,000          418,000          369,000
                                                          -------------    -------------    -------------
                                                              1,263,000        1,117,000        1,044,000
                                                          -------------    -------------    -------------
Other expenses:
  Salaries and wages                                          1,471,000        1,433,000        1,304,000
  Profit-sharing and other employee benefits                    576,000          549,000          356,000
  Occcupancy expenses                                           792,000          768,000          837,000
  Other operating expenses                                    1,293,000        1,265,000        1,333,000
                                                          -------------    -------------    -------------
                                                              4,132,000        4,015,000        3,830,000
                                                          -------------    -------------    -------------

    Income before federal income tax expense
      and extraordinary item                                  3,012,000        2,364,000          537,000
                                                          -------------    -------------    -------------
Federal income tax
  Current expense                                             1,031,000          849,000          152,000
  Tax effect of loss carryforward realized                            -                -          105,000
                                                          -------------    -------------    -------------
    Income before extraordinary item                          1,981,000        1,515,000          280,000

Extraordinary item, reduction of income taxes arising
  from realization of loss carryforward                               -                -         (105,000)
                                                          -------------    -------------    --------------
    Net income                                            $   1,981,000    $   1,515,000    $     385,000
                                                          =============    =============    ==============
Earnings per share                                        $       19.81    $       15.15    $        3.85
                                                          =============    =============    ==============

See notes to financial statements


                                         FIRST STATE BANK AND TRUST COMPANY

                                         STATEMENTS OF STOCKHOLDERS' EQUITY
                                         Three Years Ended December 31, 1993

                                           Common Stock
                                       ---------------------                        Retained
                                       Shares      Par Value      Surplus           Earnings         Total
                                       ------    -----------     ---------        -----------      --------

Balance, December 31, 1990             100,000     $1,000,000    $ 8,000,000      $6,852,000     $15,852,000
Net income                                   -              -              -         385,000         385,000
Cash dividends declared
   ($1.00 per share)                         -              -              -        (100,000)       (100,000)
                                       -------    -----------    -----------    -------------   -------------
Balance, December 31, 1991             100,000    $ 1,000,000    $ 8,000,000       7,137,000    $ 16,137,000
Net Income                                   -              -              -       1,515,000       1,515,000
Cash dividends declared
   ($1.00 per share)                         -              -              -        (100,000)       (100,000)
                                       -------    -----------    -----------    -------------   -------------
Balance, December 31,1992              100,000    $ 1,000,000    $ 8,000,000    $  8,552,000    $ 17,552,000
Net income                                   -              -              -       1,981,000       1,981,000
Cash dividends declared
   ($1.00 per share)                         -              -              -        (100,000)       (100,000)
                                       -------    -----------    -----------    ------------    ------------
Balance, December 31,1993              100,000    $ 1,000,000    $ 8,000,000    $ 10,433,000    $ 19,433,000
                                       =======    ===========    ===========    ============    ============
See notes to financial statements

                                          FIRST STATE BANK AND TRUST COMPANY


                                               STATEMENTS OF CASH FLOWS
                                          Three Years Ended December 31, 1993

                                                                      1993             1992             1991
                                                                    -------          -------          -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                    $   1,981,000    $   1,515,000    $     385,000
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                    341,000          323,000          386,000
      Provision for possible loan loss                                364,000          545,000        1,200,000
      Gain on sale of other real estate                              (281,000)         (13,000)               -
      Amortization of bond premiums                                   154,000           96,000           21,000
      Write down of other real estate                                  56,000          145,000                -
      Loss on disposal of equipment                                    15,000               -                 -
      (Increase) Decrease in accrued income
         receivable and other assets                                  201,000          136,000         (348,000)
      Increase (decrease) in accrued interest
         and other liabilities                                       (456,000)         160,000          416,000
                                                                -------------    -------------    -------------

         Net cash provided by
            operating activities                                    2,375,000        2,907,000        2,060,000
                                                                -------------    -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of investment securities                     35,257,000       38,973,000       30,750,000
  Purchase of investment securities                               (31,188,000)     (43,900,000)     (55,141,000)
  Federal funds sold, net                                             500,000        4,350,000       (3,800,000)
  (Increase) in loans                                              (4,708,000)      (4,979,000)      (2,503,000)
  Purchases of premises and equipment                                (352,000)         (22,000)        (660,000)
  Proceeds from sale of other real estate                             574,000          194,000                -
                                                                -------------    -------------    -------------
         Net cash provided by (used in
            investing activities                                       83,000       (5,384,000)     (31,354,000)
                                                                -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in interest-bearing deposits             (5,112,000)       2,657,000       14,686,000
  Net increase in noninterest-bearing deposits                        500,000        2,366,000          919,000
   Dividends paid                                                    (100,000)        (100,000)        (100,000)
                                                                -------------    -------------    -------------

         Net cash provided by (used in)
            financing activities                                   (4,712,000)       4,923,000       15,505,000
                                                                -------------    -------------    -------------

Increase (decrease) in cash and due from banks                     (2,254,000)       2,446,000      (13,789,000)

Cash and due from banks:
  Beginning                                                         8,531,000        6,085,000       19,874,000
                                                                -------------    ---------------  -------------

  Ending                                                        $   6,277,000    $   8,531,000    $   6,085,000
                                                                =============    ==============   =============

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION
  Cash payments for:
    Interest paid to depositors                                 $   3,521,000    $   5,195,000    $   6,769,000
    Income taxes                                                $     950,000    $     184,000    $     (44,000)

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
    Other real estate acquired in                               $     455,000    $     221,000    $     539,000
      supplement of loans
    Bank premises and equipment
      reclassified to other assets                              $           -    $     473,000    $           -

See notes to financial statements

                                        FIRST STATE BANK AND TRUST COMPANY


                                          NOTES TO FINANCIAL STATEMENTS



Note 1.      Summary of Significant Accounting Policies

   Presentation of cash flows:

     For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, and federal funds purchased and sold are reported net.

   Securities held to maturity:

     Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. It is the intent of management to hold all investment securities until maturity.

   Loans:

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for possible loan losses.

     The allowance for possible loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

     Unearned interest on discounted loans is amortized to income over the life of the loans, using the interest method. For all other loans, interest is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

     Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life.

   Postretirement benefits:

     The Bank does not pay any postretirement benefits.

   Off balance sheet financial instruments:

    In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

  Fair values of financial instruments:

    FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

    The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

    Cash and due from banks: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

    Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans, e.g., commercial real estate and rental property mortgage loans, commercial and industrial loans, automobile loans, and agricultural loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

    Commitments to extend credit and standby letters of credit: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

     Deposit liabilities: The fair values disclosed for demand deposits, e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts, are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

   Bank premises and equipment:

     Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:


                                                   Years
                                                   -----
     Buildings and improvements                       33
     Furniture and equipment                        3-10

   Earnings per share:

     Earnings per share are calculated on the basis of the weighted average number of shares outstanding.

   Income taxes:

     The provision for income taxes relates to items of revenue and expenses recognized for financial accounting purposes during each of the years. The actual current tax liability may be less than the charge against earnings due to the effect of certain items of revenue that are not taxable.


Note 2.     Restriction on Cash and Due From Banks

   The Bank is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The average balance maintained for such purposes was $1,000,000 for the years ended December 31, 1993 and 1992.

Note 3.      Investment Securities

   Carrying amounts and fair values of securities being held to maturity as of December 31, 1993 and 1992 are as follows:

                                                                December 31, 1993
                                        -------------------------------------------------------------------
                                                                Gross            Gross          Estimated
                                             Amortized        Unrealized       Unrealized         Market
                                               Cost             Gains            Losses           Value
                                             ---------        ----------       ----------       ---------

   U. S. Treasury securities               $46,234,000       $   590,000       $27,000          $46,797,000
   U. S. government agencies and
     corporations                           38,926,000           444,000        66,000           39,304,000
   States and political subdivisions           190,000            13,000             -              203,000
                                           -----------       -----------       -------          -----------

                                           $85,350,000        $1,047,000       $93,000          $86,304,000
                                           ===========        ==========       =======          ===========


                                                                     December 31, 1992
                                           -----------------------------------------------------------------
                                                              Gross              Gross            Estimated
                                             Amortized      Unrealized         Unrealized           Market
                                               Cost            Gains             Losses             Value
                                             ---------      ----------         ----------         ---------
   U. S. Treasury securities               $53,029,000      $   825,000       $57,000           $53,797,000
   U. S. government agencies and
     corporations                           35,953,000          849,000         22,000           36,780,000
   States and political subdivisions           591,000           19,000              -              610,000
                                           -----------      -----------        -------          -----------

                                           $89,573,000       $1,693,000        $79,000          $91,187,000
                                           ===========       ==========        =======          ===========

   The amortized cost and estimated market value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                   Estimated
                                                                 Amortized           Market
                                                                   Cost              Value
                                                                 ---------         ---------

   Due in one year or less                                      $32,103,000      $32,345,000
   Due after one year through five years                         53,247,000       53,959,000
                                                                -----------      -----------

                                                                $85,350,000      $86,304,000
                                                                ===========      ===========

   There were no sales of investments in debt securities during the years ended December 31, 1993, 1992 or 1991. Investment securities with a carrying amount of $4,479,000 and $4,571,000 at December 31, 1993 and 1992, respectively, were pledged as collateral on public deposits.

Note 4.    Loans

   The composition of net loans is as follows:

                                                                          December 31,
                                                                   ---------------------------
                                                                      1993              1992
                                                                   ----------     ------------

   Commercial and agricultural                                     $10,729,000     $13,946,000
   Installment                                                      11,731,000      12,724,000
   Real estate                                                      26,736,000      18,358,000
                                                                   -----------     -----------

                                                                    49,196,000      45,028,000
   Deduct:
     Unearned discount                                                  58,000         102,000
     Allowance for loan losses                                       1,229,000       1,294,000
                                                                   -----------     ------------

                                                                   $47,909,000     $43,632,000
                                                                   ===========     ===========

   Nonaccruing loans (principally real estate loans) totaled $1,108,000, $0 and $627,000 at December 31, 1993, 1992 and 1991, respectively, which had the effect of reducing net income $44,059, $0 and $70,000 ($.44, $0 and $.70 per common share) for the respective years then ended. Interest income on these loans, which is recorded only when received, amounted to $0, $0 and $0 for the years ended December 31, 1993, 1992 and 1991, respectively.

   The fair value of all loans at December 31, 1993, is estimated to be approximately $49,699,000.


Note 5.     Allowance for Possible Loan Losses

   Changes in the allowance for possible loan losses are as follows:

                                                                   Years Ended December 31,
                                                                   ------------------------
                                                                      1993         1992
                                                                    --------    ---------

   Balance, beginning of year                                     $1,294,000    $1,151,000
   Provision charged to operations                                   364,000       545,000
   Loans charged off                                                (989,000)     (957,000)
   Recoveries                                                        560,000       555,000
                                                                  ----------    -----------

   Balance, end of year                                           $1,229,000    $1,294,000
                                                                  ==========    ==========

Note 6.     Bank Premises and Equipment

   The major classes of bank premises and equipment and the total accumulated depreciation are as follows:

                                                                          December 31,
                                                                   -----------------------
                                                                    1993             1992
                                                                   ------          -------

    Land                                                        $   320,000       $   320,000
    Buildings and improvements                                    1,905,000         1,876,000
    Furniture and equipment                                       1,948,000         1,835,000
                                                                -----------       -----------

                                                                  4,173,000         4,031,000
    Less accumulated depreciation                                 2,529,000         2,384,000
                                                                -----------       -----------

                                                                $ 1,644,000       $ 1,647,000
                                                                ===========       ===========

Note 7.  Deposits

   The composition of deposits is as follows:


                                                                           December 31,
                                                                 ----------------------------
                                                                      1993            1992
                                                                   ----------       -------
   Demand                                                         $ 20,078,000   $ 19,577,000
   NOW accounts                                                      9,411,000      9,501,000
   Savings                                                          47,754,000     40,479,000
   Time, $100,000 and over                                          10,114,000     16,479,000
   Other time                                                       39,334,000     45,267,000
                                                                  ------------   ------------

                                                                  $126,691,000   $131,303,000
                                                                  ============   ============

   The fair market value of deposit liabilities at December 31, 1993, is estimated to be approximately $126,928,000.


Note 8.    Profit-Sharing Plan

   The Bank has a contributory profit-sharing plan which covers all employees from date of employment. The plan provides for contributions by the Bank, not to exceed 15% of the annual compensation of the participants. The Bank's contributions to the plan were $243,000, $234,000 and $100,000 for the years 1993, 1992 and 1991, respectively.

Note 9.    Federal Income Tax

   The components of income tax expense are as follows:

                                                                  Years Ended December 31,
                                                                ---------------------------
                                                           1993         1992         1991
                                                      -----------     --------     --------
   Currently paid or payable                           $  976,000     $835,000     $308,000
   Deferred                                                55,000       14,000     (156,000)
                                                       -----------     --------     --------

                                                       $1,031,000     $849,000     $152,000
                                                      ===========     ========     ========

   A reconciliation of the expected income tax expense computed at 34% in 1993, 1992 and 1991, to the income tax expense included in the statements of income is as follows:

                                                                  Years Ended December 31,
                                                                ---------------------------
                                                           1993          1992        1991
                                                        ---------     --------     --------
   Computed "expected" tax expense                      $1,024,000    $804,000     $183,000
   Tax exempt interest                                     (15,000)    (12,000)     (23,000)
   Other                                                    22,000      57,000       (8,000)
                                                        ----------    --------     --------

                                                        $1,031,000    $849,000     $152,000
                                                        ==========    ========     ========

The deferred income tax provision consists of the following items:

                                                                Years Ended December 31,
                                                              ---------------------------
                                                            1993         1992        1991
                                                          -------      -------      ------
     Accretion of discount recognized for
      financial statements but not recognized
      for income tax purposes until realized              $24,000      $33,000     $  (24,000)
     Difference between the depreciation
      methods used for financial statements
      and for income tax purposes                          (9,000)      (3,000)       (27,000)
     Difference between loan loss provision
      charged to operating expense and
      the bad debt deduction taken for income
      tax purposes                                        (68,000)      (38,000)      (135,000)
     Difference between the gain on sale of
      other real estate used for financial
      statements and for income tax purposes               78,000             -              -
     Difference between loan origination income
      and expense methods used for financial
      statements and for income tax purposes               30,000        22,000         30,000
                                                          -------       -------    -----------

                                                          $55,000       $14,000      $(156,000)
                                                          =======       =======    ============

Note 10.   Transactions With Directors and Officers

   The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These related parties were indebted to the Bank in the aggregate amount of $1,479,000, $1,821,000 and $1,857,000 at December 31, 1993, 1992 and 1991, respectively. This group had deposits in the Bank of $2,106,000, $1,694,000 and $1,665,000
   at December 31, 1993, 1992 and 1991, respectively.


Note 11.   Contingent Liabilities and Commitments

   The Bank's financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, credit card arrangements, and standby letters of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1993, is as follows:


                                                             Notional Amount
                                                             ---------------

     Commitments to extend credit                                $3,710,000
     Credit card arrangements                                       867,000
     Standby letters of credit                                      918,000
                                                                 ----------
                                                                 $5,495,000
                                                                 ==========

   Commitments to extend credit, credit card arrangements, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the statements of condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank's experience has been that approximately 20% of loan commitments are drawn upon by customers. The bank has not been required to perform any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1993 or 1992. The fair value of these commitments and contingent liabilities at December 31, 1993, is estimated to approximate their notional amounts.

   The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position of the Bank.

Note 12.   Concentrations of Credit

   All of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market area. All such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the state of Louisiana. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,000,000.


Note 13.Regulatory Matters

   The Bank, as a state Bank is subject to the dividend restrictions set forth by the Office of Financial Institutions of the state of Louisiana
   (OFI). Under such restrictions, the Bank may not, without the prior approval of the OFI, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior years. The dividends, as of December 31, 1993, that the Bank could declare, without the approval of the OFI, amounted to approximately $3,296,000. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1993, the Bank is required to have minimum Tier 1 and total capital ratios of 4.0% and 8.0%, respectively. The Bank's actual ratios at that date were 33.50% and 34.76%, respectively. The Bank's leverage ratio at December 31, 1993, was 13.14%. According to FDIC capitol guidelines, the Bank is considered to be "well capitalized."